UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 14, 2004

                                Zone 4 Play, Inc.
             (Exact name of registrant as specified in its charter)

           Nevada                 333-91356                    98-0374121
(State or Other Jurisdiction   (Commission File             (I.R.S. Employer
       of Incorporation)            Number)              Identification Number)

                                 103 Foulk Road
                              Wilmington, DE 19803
               (Address of principal executive offices) (zip code)

                                 (302) 691-6177
              (Registrant's telephone number, including area code)

                                   Copies to:
                             Gregory Sichenzia, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Zone4Play, Inc. ("we" or "our") entered into an Amendment Agreement with LodgeNet Entertainment Corporation, a Delaware corporation, ("LodgeNet") dated as of December 14, 2004 (the "Amendment"), which amends the Game Licensing Agreement dated as of January 8, 2004 (the "Licensing Agreement").

Pursuant to the Licensing Agreement with LodgeNet, we granted LodgeNet a license to use, and operate our solutions for Internet and Flash-based games, as necessary for LodgeNet to deploy the technology in hotels in the United States that receive LodgeNet programming through the LodgeNet entertainment on demand system. The term of the agreement is for a period of five years from January 8, 2004 unless sooner terminated. The agreement automatically renews and continues for one-year periods unless terminated by either party providing at least 120 days' advance written notice of their desire not to renew prior to any expiration date. We are entitled to receive a percentage of the revenue generated by LodgeNet from our programming.

Under the Amendment, LodgeNet and we agreed to amend Section 16(a) of the Licensing Agreement to provide that we will assist LodgeNet in the promotion of our proprietary products on the LodgeNet system. In addition, LodgeNet is obligated to undertake other reasonable marketing means to promote our proprietary products, including, but not limited to, issuing promotional videos.

In addition, the parties agreed that in order to enhance the attractiveness of our proprietary products and programming, we would provide the following games to be made available on the LodgeNet system:

      o 15 new skill games (together with game universe) under 4 possible sub categories (card games, tile games, puzzle games and word games) in a designated section branded "Skill Jam".
      o A stand-alone version of a Texas Hold'em Poker game. According to the success of the game, LodgeNet and we will explore the possibility of creating a separate package for this game.
      o 5 Slingo kids games such as "Kids Bumper", "Circus tars", "Match'ums 4 Kids", "Slingo 4 Kids", "Roni Blocks".

The Amendment also revised Section 9(e) of the Licensing Agreement. If LodgNet offers our proprietary products in the hospital market, revenue shall be determined by multiplying the number of hospital beds where the games are available by $0.10. In addition, LodgeNet will pay royalties at a rate of 25% net receipts, i.e., all monies received from hospital patients in connection with the use of our proprietary products less (i) sales tax payable directly in connection therewith and (ii) disputed sales (disputed video orders as to which patients refuse to make payment). Certain schedules to the Licensing Agreement were also amended which set forth deployment schedules of our proprietary products on the LodgeNet system.

Item 9.01 Financial Statements and Exhibits.

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

(a) Financial statements of business acquired.

         Not applicable.

(b) Pro forma financial information.

         Not applicable.

(c) Exhibits

Exhibit 10.1 Game Licensing Agreement by and between Zone4Play, Inc. and LodgeNet Entertainment Corporation dated as of January 8, 2004. (incorporated by reference to Form 8-K/A filed on December
                21, 2004)

Exhibit 10.2 Amendment Agreement by and between Zone4Play, Inc. and LodgeNet Entertainment Corporation dated as of December 14, 2004.


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

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Zone 4 Play, Inc.

Dated: December 30, 2004                    By:  /s/ Uri Levy
                                                --------------------------------
                                            Name: Uri Levy
                                            Title:   Chief Financial Officer

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